UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2016

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2016, the Board of Directors (the “Board”) of GlycoMimetics, Inc. (the “Company”) appointed Mr. Daniel M. Junius to serve as a director of the Company and a member of the Audit Committee of the Board.  Mr. Junius will serve as a Class I director whose term will expire at the 2018 annual meeting of stockholders.  There is no arrangement or understanding between Mr. Junius and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Junius and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Mr. Junius requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Junius is set forth below.

Daniel M. Junius, age 63, has served as a member of our Board since March 2016.  Mr. Junius has served as President and Chief Executive Officer of ImmunoGen, Inc., a biotechnology company that develops targeted anticancer therapeutics, since January 2009. Prior to that, he served as President and Chief Operating Officer and Acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, as Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius has also served as a director of ImmunoGen since November 2008. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a business-to-business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Prior to NEBS, he was Vice President and Chief Financial Officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer of that company in 1996. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a Master’s in Management from Northwestern University’s Kellogg School of Management.

In accordance with the Company’s compensation policy for non-employee directors, upon his appointment as a director, Mr. Junius was granted a nonqualified stock option to purchase 22,000 shares of the Company’s common stock at an exercise price of $5.99, the closing price of the Company’s common stock on the date of grant.  This option will vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant subject to Mr. Junius’s Continuous Service (as defined in the Company’s 2013 Equity Incentive Plan) through such vesting periods.  Additionally, Mr. Junius will be entitled to receive a $35,000 annual retainer for his service as director and a $7,500 annual retainer for his service on the Audit Committee.  At each annual stockholder meeting following which Mr. Junius’s term as a director continues, Mr. Junius will be entitled to receive an additional nonqualified stock option to purchase 11,000 shares of the Company’s common stock, which option will vest and become exercisable over a one-year period following the date of grant.  Mr. Junius has also entered into the Company’s standard form of indemnification agreement.

Item 7.01             Regulation FD Disclosure.

On March 21, 2016, the Company issued a press release announcing Mr. Junius’s appointment to the Board.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated March 21, 2016, “GlycoMimetics Appoints Immunogen CEO Daniel Junius to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: March 21, 2016		Brian M. Hahn Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release dated March 21, 2016, “GlycoMimetics Appoints Immunogen CEO Daniel Junius to Board of Directors.”